                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                             ---

                           -------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                      36-0899825
                                                     (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          ---------------------------
                             SEITEL CAPITAL TRUST I
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                           76-00254341
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

509 BRIAN HOLLOW LANE
7TH FLOOR, WEST
HOUSTON, TEXAS                                                 77027
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)
ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United
         States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of August, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE



                      BY /S/ SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     August 16, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Amended and Restated Trust Agreement between Seitel Capital Trust I and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY:     /S/ SANDRA L. CARUBA
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT

                                    EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/99
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                             C400
                                                                                            DOLLAR AMOUNTS IN THOUSANDS      ----
                                                                                            RCFD             BIL MIL THOU
                                                                                            ----             ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                 RCFD
    a. Noninterest-bearing balances and currency and coin(1).......................          0081              3,809,517       1.a
    b. Interest-bearing balances(2)................................................          0071              4,072,166       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..................          1754                      0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............ ...          1773             12,885,728       2.b
3.  Federal funds sold and securities purchased under agreements to resell ........          1350              4,684,756       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                               RCFD
       RC-C).......................................................................          2122             34,304,806       4.a
    b. LESS: Allowance for loan and lease losses...................................          3123                411,476       4.b
    c. LESS: Allocated transfer risk reserve.......................................          3128                  3,884       4.c
    d. Loans and leases, net of unearned income, allowance, and                              RCFD
       reserve (item 4.a minus 4.b and 4.c)........................................          2125             33,889,446       4.d
5.  Trading assets (from Schedule RD-D)............................................          3545              5,100,499       5.
6.  Premises and fixed assets (including capitalized leases) ......................          2145                754,052       6.
7.  Other real estate owned (from Schedule RC-M) ..................................          2150                  5,244       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).................................................          2130                201,068       8.
9.  Customers' liability to this bank on acceptances outstanding ..................          2155                265,041       9.
10. Intangible assets (from Schedule RC-M).........................................          2143                285,709      10.
11. Other assets (from Schedule RC-F)..............................................          2160              2,987,184      11.
12. Total assets (sum of items 1 through 11).......................................          2170             68,940,410      12.

------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:      The First National Bank of Chicago Call Date:
                          03/31/99  ST-BK:  17-1630  FFIEC 031
Address:                  One First National Plaza, Ste 0460          Page RC-2
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                      DOLLAR AMOUNTS IN
                                                                                         THOUSANDS
                                                                                      -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
       from Schedule RC-E, part 1).....................................         2200       22,163,664        13.a
       (1) Noninterest-bearing(1)......................................         6631        9,740,100        13.a1
       (2) Interest-bearing............................................         6636       12,423,564        13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
       IBFs (from Schedule RC-E, part II)... ..........................         2200       19,273,426        13.b
       (1) Noninterest bearing.........................................         6631          334,741        13.b1
       (2) Interest-bearing............................................         6636       18,938,685        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800   4,405,792        14
15. a. Demand notes issued to the U.S. Treasury .......................         RCON 2840     173,505        15.a
    b. Trading Liabilities(from Schedule RC-D).........................         RCFD 3548   4,824,567        15.b
16. Other borrowed money:                                                       RCFD
    a. With original maturity of one year or less......................         2332        7,453,761        16.a
    b. With original  maturity of more than one year...................         A547          330,300        16.b
    c. With original maturity of more than three years ................         A548          357,737        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                     2920          265,041        18.
19. Subordinated notes and debentures..................................         3200        2,600,000        19.
20. Other liabilities (from Schedule RC-G).............................         2930        1,878,367        20.
21. Total liabilities (sum of items 13 through 20).....................         2948       63,726,160        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......................         3838                0        23.
24. Common stock.......................................................         3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                    3839        3,239,836        25.
26. a. Undivided profits and capital reserves..........................         3632        1,813,367        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.................................... .................         8434          (37,357)       26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES..............         4336                0        26.c
27. Cumulative foreign currency translation adjustments ...............         3284           (2,454)       27.
28. Total equity capital (sum of items 23 through 27) .................         3210        5,214,250        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..............................         3300       68,940,410        29.

Memorandum
To be reported only with the March Report of Condition.


1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                     ----   Number
     the bank by independent external Number auditors as of any date during 1996 ....................  RCFD 6724    N/A    M.1.
                                                                                                                    ----
1 =  Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)

2 =  Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which
     submits a report on the consolidated holding company          6 = Compilation of the bank's financial statements by external
     (but not on the bank separately)                                  auditors

3 =  Directors' examination of the bank conducted in               7 = Other audit procedures (excluding tax preparation work)
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by     8 = No external audit work
     state chartering authority)


---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.